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                                                                    Exhibit 99.1





MEDIA CONTACT:    Tom Adkinson
E-MAIL:           tadkinson@gaylordentertainment.com
TELEPHONE:        615.316.6302

INVESTOR CONTACT: J. Russell Worsham
E-MAIL:           rworsham@gaylordentertainment.com
TELEPHONE:        615.316.6564


                GAYLORD ENTERTAINMENT TO BROADCAST FOURTH QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (Feb. 27, 2001) - Gaylord Entertainment Company (NYSE: GET) today announced it will provide an online Web simulcast and rebroadcast of its 2000 fourth quarter earnings release conference call.

         The live broadcast of Gaylord Entertainment's quarterly conference call will be available online at www.streetevents.com. The call is scheduled to begin at 11:00 a.m. EST on March 6, 2001. The online replay will follow shortly after the call and continue through April 5, 2001.

         Gaylord Entertainment is a diversified entertainment company whose businesses operate in two groups: hospitality and attractions, and music, media and entertainment. It is headquartered in Nashville, Tenn., and its stock is traded on the New York Stock Exchange (symbol: GET).




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